EXHIBIT 10.30

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made, entered into, and effective as of October 1, 2015 ("Effective Date"), by and between Cerebain Biotech Corp., a Nevada corporation (the "Company" or "CBBT") , and Wesley Tate.

RECITALS

WHEREAS, COMPANY desires to benefit from Wesley Tate's expertise and employ Wesley Tate as Executive Vice Executive Vice President and Chief Financial Officer and Wesley Tate is willing to accept such employment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1.	Term and Duties.

The parties agree that this Agreement shall be for a term of thirty-six (36) months ("Termination Date"), subject to any severance payment as set forth in Section 5, hereunder. After the Termination Date, either party may terminate this Agreement by providing the other with thirty (30) days written notice of such termination. The Company hereby employs Wesley Tate as Executive Vice President and Chief Financial Officer as of the Effective Date and Wesley Tate agrees to enter into and remain in the employ of the Company until this Agreement is terminated. Wesley Tate shall faithfully and diligently perform all professional duties and acts as Executive Vice President and Chief Financial Officer as may be reasonably requested of Wesley Tate by the Company or its officers consistent with the function of an Executive Vice President and Chief Financial Officer of a similar biomedical company.

2.	Duties & Covenants.

2.1

Wesley Tate agrees to perform Wesley Tate' services to the best of Wesley Tate' ability. Wesley Tate agrees throughout the term of this Agreement to devote sufficient time, energy and skill to the business of the Company and to the promotion of the best interests of the Company.

2.2	Wesley Tate represents and covenants to the Company as follows:

(a)

During and at any time after my employment with the Company and/or any of its divisions, subsidiaries and affiliates, Wesley Tate shall not use, or disclose to any person, corporation, partnership or other entity whatsoever any confidential information, trade secrets, and proprietary information of the Company, its vendors, licensors, marketing partners or any of its clients learned by me at any time during my employment with the Company.

(b)

Upon ceasing to be an employee of the Company, Wesley Tate shall immediately return all documents and notes including all copies thereof of any and all information and materials belonging or relating to the Company (whether or not such materials were prepared by the Company, Wesley Tate or another person) and which are in my possession or over which I exercise any control.

(c)

Wesley Tate agrees that a violation of any provision of Paragraph 2.2(a) or 2.3(b) above will cause irreparable injury the Company. Accordingly, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining Wesley Tate from violating, or continuing to violate, any such provision.

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2.3

Wesley Tate understands and agrees that the Company shall have exclusive rights to anything relating to CBBT's actual or prospective business which Wesley Tate conceives or works on while employed by CBBT. Accordingly, Wesley Tate:

(a)

shall promptly and fully disclose all such items to the Company and will not disclose such items to any other person or entity (other than employees of the Company authorized to review such information), without the Company's prior consent;

(b)	shall maintain on the Company's behalf and surrender to the Company upon ceasing to be a CBBT employee all written records regarding all such items.

(c)

shall, but without personal expense, fully cooperate with the Company and execute all papers and perform all acts requested by the Company to establish, confirm or protect its exclusive rights in such items or to enable it to transfer to such items together with any patents, copyrights, trademarks, service marks and /or trade names that may be accepted for and/or issued;

(d)

shall, but without personal expense, provide such information and true testimony as CBBT may request regarding such items including, without limitation, items which Wesley Tate neither conceived nor worked on but regarding which have knowledge because of his employment by CBBT; and

(e)

hereby assigns to CBBT, its successors and assigns, exclusive right, title and interest in and to all such items including, without limitation, any patents, copyrights, trademarks, service marks and/or trade names which have been of may be issued.

3.	Compensation.

3.1

Subject to the termination of this Agreement as provided herein, the Company shall compensate Wesley Tate for his services hereunder at an annual salary ("Salary") of One Hundred Fifty Six Thousand Dollars ($156,000.00), payable in semi-monthly installments in accordance with the Company's practices, less normal payroll deductions.

3.2

Wesley Tate shall be entitled to a stock award of 50,000 CBBT common restricted shares if, within a Thirty Six month period from the effective date, there is a reorganization of CBBT, whereby CBBT shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation..

3.3

In addition to the compensation set forth above, the Company shall periodically review Wesley Tate's performance and services rendered with a view to paying discretionary bonuses based upon above-average or outstanding performance for a prior period. Any such bonuses approved by the Company shall be paid to Wesley Tate within 30 days of the grant thereof.

3.4

In addition to the Salary and bonuses stated above, commencing with the Effective Date, Wesley Tate shall be eligible to participate in a health insurance plan, including dependent coverage, supplied by the Company. Wesley Tate shall also be entitled to participate, fully and on a reasonable basis comparable to other officers, in any and all stock option, stock purchase, stock appreciation (or the like) plans, programs or arrangements heretofore or hereafter adopted or amended by the Company, and in all individual or group insurance, retirement, disability, salary continuation and other employee benefit plans, programs or arrangements or any equivalent successor plans, programs or arrangements that may now exist or hereafter be adopted by the Company. Wesley Tate shall be entitled to participate in any and all group life, workers' compensation, health plan, or accidental insurance plans which are adopted by the Company for the benefit of officers or employees. Wesley Tate shall be entitled to such sick leave and paid holidays and to such other perquisites of employment, as customarily are extended by the Company to officers or employees. In addition, Wesley Tate shall be entitled to such other benefits as the Company may elect to provide generally, from time to time, to officers or employees.

3.5	Subject to the provisions hereof, the Company shall compensate Wesley Tate a stock grant of one hundred fifty thousand (150,000) shares of CBBT's common stock for Services provided to the Company.

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4.	Expenses.

The Company shall reimburse Wesley Tate for all reasonable business related expenses incurred by Wesley Tate in the course of his normal duties on behalf of the Company. In reimbursing Wesley Tate for expenses, the ordinary and usual business guidelines and documentation requirements shall be adhered to by the Company and Wesley Tate.

5.	Severance.

5.1

If, and only if, this Agreement is terminated by Wesley Tate pursuant to Section 5.3 or is terminated by CBBT for a reason NOT set forth in Sections 5.2 herein, then the Company shall pay to Wesley Tate severance in the amount equal to the number of months remaining to termination Date under Section 1 herein then payable pursuant to Section 3.1 herein, at the date of Wesley Tate's termination (the "Termination Salary"). The Company shall pay the Termination Salary to Wesley Tate immediately subject to all state, federal, and local tax withholdings, as though Wesley Tate were still employed by the Company.

5.1.1

Notwithstanding the above, however, in the case of any reorganization of CBBT, whereby CBBT shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, and at such time Wesley Tate is no longer employed by CBBT and is owed a Termination Salary, then the Termination Salary shall become immediately due and payable to Wesley Tate upon closing of such reorganization.

5.2

Upon the occurrence of any of the following events, CBBT shall be entitled to terminate Wesley Tate's employment hereunder and the Company shall NOT be obligated to pay Wesley Tate the Termination Salary:

5.2.1	Wesley Tate voluntarily resigns or is voluntarily terminated.

5.2.2	Wesley Tate is terminated by CBBT for Cause. The following shall constitute "Cause" for purposes of this Agreement:

a.	A willful act of dishonesty by Wesley Tate involving theft of funds or assets;

b.	The conviction of Wesley Tate of a felony; or

c.

Willful failure or refusal of Wesley Tate to properly perform Wesley Tate 's duties under this Agreement, other than any such failure resulting from Wesley Tate's exercise of business judgment or incapacity due to physical or mental illness;

5.2.3

For purposes of this paragraph 5.2.2, no act, or failure to act, on Wesley Tate's part shall be considered "willful" or "intentional" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omissions was in the best interest of the Company.

5.3

In the event that CBBT modifies Wesley Tate's position as Executive Vice President and Chief Financial Officer without Wesley Tate's consent, and such modification of Wesley Tate's position involves a material reduction in Wesley Tate's duties and responsibilities, then Wesley Tate may terminate this Agreement and CBBT shall be required to pay Wesley Tate the Termination Salary as set forth in Section 5.1.

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6.	Vacation.

Wesley Tate shall be entitled to three (3) weeks of paid vacation for each year of service, which vacation shall be used by Wesley Tate during the ensuing year as approved by the Company. Vacation dates shall be approved by the Company and shall be those most convenient to the Company's business. Wesley Tate shall also be entitled to sick days to the extent otherwise granted generally to employees and/or officers of the Company. If not used, vacation shall be accrued until a maximum of six (6) weeks of vacation is accrued ("Maximum Accrued Vacation").

7.	Arbitration.

If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree that the dispute shall be arbitrated in Dallas, Texas, before a single arbitrator, in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("AJAMS/Endispute"). The selection between AAA and JAMS/Endispute rules shall be made by the claimant first demanding arbitration. The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms affects any such alteration or modification. The parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with the Texas Code of Civil Procedure, or equivalent. The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in Paragraph 11 of this Agreement. The provisions of this Paragraph shall survive the termination of this Agreement.

8.	Notices.

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or delivered via facsimile, or Forty Eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:

Cerebain Biotech Corp.

13727 Noel Road, Suite 200

Dallas, Texas 75240

Attn: Eric Clemons

With a copy to:

The Law Offices of Craig V. Butler

300 Spectrum Center Drive

Suite 300

Irvine, CA 92618

Attn: Mr. Craig V. Butler

If to Wesley Tate

Wesley Tate

____________________

____________________

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9.	Assignment.

Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, company, or corporation without the prior written consent of the other party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

10.	Choice of Law.

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

11.	Jurisdiction.

The parties submit to the jurisdiction of the Court of the State of Texas in and for the County of Dallas, for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

12.	Entire Agreement.

Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

13.	Severability.

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

14.	Captions.

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

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15.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

16.	Modification.

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

17.	Waiver.

No waiver of any breach, covenant, representation, warranty or default of this Agreement by any party shall be considered to be a waiver of any other breach, covenant, representation, warranty or default of this Agreement.

18.	Interpretation

The terms and conditions of this Agreement shall be deemed to have been prepared jointly by all of the Parties hereto. Any ambiguity or uncertainty existing hereunder shall not be construed against any one of the drafting parties, but shall be resolved by reference to the other rules of interpretation of contracts as they apply in the State of Texas.

19.	Taxes.

Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

20.	Not for the Benefit of Creditors or Third Parties.

The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement. Under no circumstances shall any third party, who is a minor, be deemed to have accepted, adopted, or acted in reliance upon this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"	"Wesley Tate"

Cerebain Biotech Corp.	Wesley Tate

/s/ Eric Clemons	/s/ Wesley Tate
Name: Eric Clemons	Name: Wesley Tate

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